UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

North Lion

Holding Corporation

Corporate:

North Lion Holding Corporation

16192 Coastal Highway

Lewes, Delaware 19958

 (418) 655-9734

http://www.NorthLionHolding.com

Best Efforts Offering of TEN MILLION Common Stock Shares
Offering Price per Common Stock Share: $0.30 USD
Minimum Purchase: ONE HUNDRED Common Stock Shares ($30.00 USD)

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of TEN MILLION Common Stock Shares are being offered to the public at $0.30 per Share. The minimum number of Common Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is ONE MILLION. A maximum of $3,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

DATED: December 9th, 2016

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THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$0.30	$0.00	$0.00
Total Minimum	1,000,000	$300,000	$0.00	$300,000
Total Maximum	10,000,000	$3,000,000	$0.00	$3,000,000.00

1)

We are offering a maximum of TEN MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

4)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

5)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN

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WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Online Gaming Technologies Industry Risks

Online Gaming Technologies Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Online Gaming Technologies Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products, services or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products, Services and Assets may be adversely affected by the general economic climate, the General Online Gaming Market Conditions such as oversupply of related products or a reduction in demand for Online Gaming products in the areas in which the Company’s Products, Services and Assets are located, competition from other Online Gaming Companies, and the Company’s ability to provide adequate Online Gaming Products.  Revenues from the Company’s Products, Services and Assets are also affected by such factors such as the costs of product production and operations, as well as global and national market conditions.

Because Online Gaming Technology Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products and Services Produced or Assets Acquired by, or produced by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Units is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

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It Has Not Been Determined by Legal Proceedings of Federal or State Legislation If the Company’s Online Social Gaming Sports Platform May Constitute Illegal Internet Gambling

Online gambling is illegal or highly regulated in only a few states (such as Nevada). To the best of the Company’s knowledge, no Court or Federal or State Legislature has made a determination as to whether or not that the Company’s Online Social Gaming Sports Platform, or similar Social Gaming Sports Platforms, would or would not constitute internet “gambling”.  If a Court or Legislative body where to determine that the Company’s Online Social Gaming Sports Platform does constitute illegal internet “gambling,” the Company could face fines and/or termination of its Online Social Gaming Sports Platform.  In either case, the Company’s ability to continue its Online Social Gaming Sports Platform Operations and would most likely cease, resulting in a termination of the Company’s entire business operations and the complete loss of any investment in the Company.  The Company can provide no assurances that a Court and/or Legislative body may not at some point in the future determine that the Company’s Online Social Gaming Sports Platform does constitute illegal internet “gambling”.

The Company’s Social Gaming Sports Platform Has Age and Residence Restrictions That May be Ignored by Users and Potential Customers

Because the Company’s preferred method of transacting payments is via credit card, the Company may require that potential customers of the Company’s Online Social Gaming Sports Platform be at least 18 years of age.  In addition, six states within the United States of America currently prohibit the use of money to pay to play online video games (Arizona, Arkansas, Illinois, Iowa, Louisiana, and Maryland).  As a condition of using the Company’s Online Social Gaming Sports Platform, the Company will notify potential customers about these limitations and inform them that if they are under the age of 18 and/or live in one of these six states, they cannot use the Company’s Online Social Gaming Sports Platform.  However, there can be no guarantee that potential customers of the Company’s Online Social Gaming Sports Platform will honor these restrictions because it is very difficult to accurately verify the correctness of information provided to the Company.  Under the Terms of Service of the Company’s Online Social Gaming Sports Platform, the Company notifies all potential users of the Company’s Online Social Gaming Sports Platform that if a customer is determined to have violated these restrictions, they will be banned from using the Online Social Gaming Sports Platform and forfeit all payments made to the Social Gaming Sports Platform, as well as all prizes won.  The Company also specifically limits the liability of the Company (and various individuals) in the event that a banned customer objects to such an approach taken by the Company.  However, the Company can provide no assurances that a state or other governmental agency may fine the Company or seek to terminate the Company’s Online Social Gaming Sports Platform if a resident of such a state violates either of these restrictions.  In such an event, any such fines or limitations would most likely result in a termination of the Company’s entire business operations and the complete loss of any investment in the Company.  In addition, the Company can provide no assurances that a customer banned from using the Company’s Online Social Gaming Sports Platform based on these restrictions will not ignore the limitations on the Company’s liability and seek legal redress in a Court of Law.  If such a lawsuit or lawsuits were initiated against the Company, the costs in responding to and defending the Company may be prohibitive, resulting in the possible cessation of the Company’s business operations and the possible complete loss of any investment in the Company.

The Company May Not be Able to Commercially Develop its Online Gaming Technologies

The Company has concentrated its resources on the development of the Company’s proprietary Online Social Gaming Sports Platform software and Online Social Gaming Sports Platform.  The Company’s ability to generate revenue and operate profitably will depend on the Company being able to launch its Online Social Gaming Sports Platform Website, and attract, secure and retain paying customers. The Company cannot guarantee that the Online Social Gaming Sports Platform will be sufficient to warrant approval by those who try and use the Company’s Online Social Gaming Sports Platform. Even if the Company’s Online Gaming Software performs as expected, there is no guarantee that it will be perceived as adding sufficient value to the gaming process relative to competing technologies and/or websites. Without adoption by those who play the types of fantasy online games that amenable our Online Social Gaming Sports Platform, our Online Gaming Website website will have limited commercial potential which will likely result in the loss of your entire investment.

The Company’s Ability to Succeed Depends on the Company’s Ability to Grow and Achieve Profitability

The introduction of new products and services, and expansion of the Company’s distribution channels will contribute significantly to the Company’s operational results, and the Company will continue to develop new and innovative ways to manufacture its Online Social Gaming Sports Platform products and services, and to expand the Company’s distribution in order to maintain growth and achieve profitability. The Company’s future operational success and profitability will depend on a number of factors, including, but not limited to:

•

The Company’s ability to manage costs;

•

The increasing level of competition in the Online Gaming Technology Industry;

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•

The Company’s ability to continuously offer new and improved Online Gaming Products;

•

The Company’s ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

The efficiency and effectiveness of the Company’s sales and marketing efforts in building product and brand awareness;

•

The Company’s ability to identify and respond successfully to emerging trends in the Online Gaming Technology Industry;

•

The level of consumer acceptance of the Company’s Online Gaming products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

The Company may not be successful in executing its growth strategy, and even if the Company achieves targeted growth, it may not be able to sustain profitability. Failure to successfully execute any material part of the Company’s growth strategy would significantly impair the Company’s future growth and its ability to attract and sustain investments in the Company’s business.

If the Company Fail to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create and maintain brand awareness for its Online Social Gaming Sports Platform. This may require a significant amount of capital to allow the Company to market its Online Social Gaming Sports Platform products and establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than that of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates, and may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

The Company is Reliant on Key Individuals

The Company currently is heavily reliant on the services of two individuals, Mr. Vincent DeBlois, the Company’s Chief Executive Officer & Chief Financial Officer and Mr. Marc Fortier, the Company’s Chief Administrative Officer. Further, there can be no assurance that either of them will continue to be employed by the Company for any specific period of time. The departure of either of these key people may negatively affect the Company’s business, unless suitable replacements can be found in a timely fashion. The Company has not purchased key man life insurance for either of these people.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

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Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by a Limited Number of Shareholder

As of December 1st, 2016 the Company’s Managers owned approximately 97% of the Company’s outstanding Common Stock Shares Upon completion of this Offering, the Company’s Management will own approximately 64% of the Company’s outstanding Common Stock Shares of the Company. As a result, even if all of the Shares being offered for sale by this Offering are sold, the Company’s Management will control the election of the directors of the Company and the outcome of any vote on any other matter.

The Company’s Revenues and Operating Results May Fluctuate

The Company’s revenues and operating results may fluctuate from quarter-to-quarter and year-to-year, and are likely to continue to vary due to a number of factors, many of which are not within the Company’s control. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. For these reasons, comparing the Company’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on the Company’s past results as an indication of the Company’s future performance.

Fluctuations in the Company’s operating results and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified through this “Risk Factors” section:

•

The extent of turnover of the Company’s customers in any period;

•

The degree of market acceptance of the Company’s Online Social Gaming Sports Platform;

•

Development of new competitive Online Social Gaming Sports Platforms by others;

•

The Company’s response to price competition;

•

Delays between the Company’s expenditures to develop and market new Online Social Gaming Sports Platform Services and Products in new areas and the generation of sales from those new Online Social Gaming Sports Platform Services and Products;

•

Changes in the amount that the Company spends to promote its Online Social Gaming Sports Platform;

•

General economic and industry conditions that affect the Company’s potential customers; and

•

Changes in accounting rules and tax laws.

Due to the foregoing factors, Investors should not rely on quarter-to-quarter or year-to-year comparisons of the Company’s operating results as an indicator of future performance.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and

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uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company has Never Paid Cash Dividends on its Common Stock, and the Company Does Not Anticipate Paying Any Cash Dividends in the Foreseeable Future. Therefore, if the Company’s Common Stock Share Price Does Not Appreciate, Investors in the Company’s Common Stock May Not Gain, and Could Potentially Lose Their Investment in the Company’s Common Stock

The Company has never declared, or paid cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends on its Common Stock after this Offering, or in the foreseeable future. The Company currently intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Company’s Common Stock will be the Investors’ sole source of gain for the foreseeable future.

Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may in the future be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Recreational Marijuana Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market, though the Company anticipates such filing within 12 to 36 months of the close of this

 pg. 10

Offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, and ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock to sell all, or a party of the Common Stock Shares when the purchasers wish, or, if the Common Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline in the Future

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade in the future.

 pg. 11

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase of the Common Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products;

•

Changes in the Company’s expenditures to promote its services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Online Gaming Market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally,

 pg. 12

future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Online Social Gaming Sports Platform market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s Online Gaming Products and Services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF NEW CASTLE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 13

ITEM 4.    DILUTION

If any Investor purchases any of the Shares Offered by this Offering, the Investors ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of the Company’s Common Stock immediately after this Offering.

Dilution results from the fact that the Initial Public Offering Price per Share is substantially in excess of the book value per share attributable to the existing Stockholder for the presently outstanding stock of the Company. As of December 1st, 2016, the Company’s Net Tangible Assets (excluding any deferred Costs of this Offering) less total liabilities, divided by TWENTY MILLION, the number of Shares of Common Stock outstanding as of December 1st, 2016. The following table sets forth as of that date, the number of Shares of Common Stock purchased from the Company and the total consideration paid by the Company’s existing stockholders and by new investors in this Offering if new investors purchase 25%, 50%, 75% or 100% of the Offering, after deduction of Offering expenses, assuming a purchase price of this Offering of $0.30 per Share of Common Stock

The Company was formed in June of 2014 as a Delaware Stock Corporation. Upon its formation, the Company issued TWENTY MILLION SHARES of Common Stock.

Name & Address	If 25% of Offering Sold	If 50% of Offering Sold	If 75% of Offering Sold	If 100% of Offering Sold
Offering Price Per Share	$0.30	$0.30	$0.30	$0.30
Post Offering Net Tangible Book Value	$676,473	$1,426,473	$2,176,473	$2,926,473
Post Offering Net Tangible Book Value Per Share	$0.030	$0.057	$0.079	$0.097
Pre-Offering Net Tangible Book Value Per Share	($0.00)	($0.00)	($0.00)	($0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.030	$0.057	$0.079	$0.097
Dilution Per Share for New Shareholders	$0.27	$0.25	$0.22	$0.21
Percentage Dilution Per Share for New Shareholders	90%	83%	73%	70%

Assuming the Company sells the entire offering of TEN MILLION Shares of Common Stock, after giving effect to the sale of Common Shares in this Offering, and after deducting estimated offering expenses payable by the Company, the Company’s as adjusted net tangible book value as of December 1st, 2016 would have been $2,926,473, or $0.097 per Share. This amount represents an immediate increase in the as-adjusted net tangible book value of $0.097 per Share to the Company’s existing Stockholders and an immediate dilution in the as-adjusted net tangible book value of approximately $0.21 per Share to new Investors purchasing Common Shares in this Offering. The Company determined dilution by subtracting the as adjusted net tangible book value per share after the Offering from the amount of cash that new investors paid for a Share of Common Stock.

 pg. 14

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Deblois and Fortier, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to North Lion Holding Corporation and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 15

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $3,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company Common Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$2,925,000	97.5%	$225,000	75%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	2.5%	$75,000	25%

Footnotes:

1)

We are offering a maximum of TEN MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

4)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

5)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 16

USE OF INVESTMENT FUND:

USE OF FUNDS:	AMOUNT:
IT Project Manager	$96,000
Software Engineer	$66,000
Programmer 1	$60,000
Programmer 2	$60,000
Programmer 3	$60,000
Programmer 4	$60,000
Programmer 5	$60,000
DBA	$72,000
Graphist	$42,000
CFO	$60,000
Customer Service	$42,000
Customer Service	$42,000
Receptionist	$36,000
CEO	$120,000
Lawyer	$120,000
Office	$60,000
Rental	$48,000
Internet	$5,200
Computer	$30,000
Supply	$14,400
Meeting Partnership	$36,000
Creating Challenge	$400,000
Marketing	$600,000
Reserve	$735,400
Cost of Offering	$75,000
TOTAL	$3,000,000

The above allocation of Funds Table provides above provides the use of funds based on raising $3,000,000 USD. If the total offering is not met, management will may only proceed with a limited number of staff and limited supplies, or obtain other forms of capital to complete the Company’s Roll-out of the Company Products and Servies while only using a portion of the Investment Proceeds.

 pg. 17

ITEM 7. DESCRIPTION OF BUSINESS:

WAGERGANG

WagerGang Business Plan

Presented by North Lion Holding Corp

NORTH LION HOLDING

 pg. 18

Executive Summary

North Lion Holding Corporation (the "Company") has a highly skilled business management and IT team (information technology). Every member of our team will put all of their effort into the **WagerGang Online Gaming Platform project**. This is a kind of perseverance and motivation that is sure to make the **WagerGang Oline Gaming Platform project** successful.

Highlights

Financial Overview
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
2015
2016
2017
2018
Sales
Net Profit
Expenses

Objectives

With investment proceeds from this Offering, the Company will able to launch its **WagerGang Online Gaming Platform** within a maximum of 8 months. The Company expects it will be profitable within a year after the launch. The cost of the operation is directly related to user numbers, thus the Company will have almost no risk of deficit when the **WagerGang Online Gaming Platform** is launched. The **WagerGang Online Gaming Platform** will be totally paid, and requires no inventory. no debt. and the **WagerGang Online Gaming Platform** development will follow the user numbers. The Company's main expense will be new features, payment processor fees and customers support, so all of these expense are directly linked to the number of users of the **WagerGang Online Gaming Platfrom**, and can be easily controlled.

Mission Statement

With all of the WagerGang features, we want to transform the act of sports betting into a sport itself. We want to fill the space that is lost when you participate in sports gambling on the Internet with friends. The social media side will be very important. Trash talking, competitions, and challenges; all of this is lost with current online fantasy sports and gambling offers. WAGERGANG IS NOT A BOOKMAKER BUT IS A FANTASY SPORTS PLATFORM.

Description of Business

The **WagerGang Online Gaming Platform** is an innovative concept in the fantasy sports market, more specifically in the popular Sports and E-sports field. It will operate as the first and the most complete fantasy sport betting social media platform. The **WagerGang Online Gaming Platform** is NOT A BOOKMAKER, but is a Fantasy Sports Platform.

 pg. 19

Products and Services

The **WAGERGANG ONLINE GAMING PLATFORM** is an innovative concept in the fantasy sports and e-sports online gaming market. It will operate as the first sports betting social media platform. It will revolutionize the bookmaker as we know it today.

The **WagerGang Online Gaming Platform** distinguishes itself from traditional online gambling and gaming websites by allowing people to bet against other **Wagergang Online Gaming Platform** users instead of playing against the site (bookmaker) itself. That's the social element of betting, which is something that is lost when doing sports gambling on the computer.

The **Wagergang Online Gaming Platform** plans to focuses exclusively on sports and e-sports betting. There will be three types of betting allowed on the site: direct user-to-user bets, open market bets, and external link bets that allow users to post links via their social networks to ask friends and followers to back-up their trash- talking. Users will also be able to test the platform and get experience via the "play money" demo mode with all of the **WagerGang Online Gaming Platform**'s features. the Company want to transform the act of sports betting into a sport itself.

-

 pg. 20

Marketing

Market Analysis

Aimed Market specification follow for USA users:

In 2006 fantasy sports got 19.6 million users

In 2009 fantasy sports got 27 million users

In 2012 fantasy sports got 33.5 million users

In 2014 fantasy sports got 41.5 million users

80% users are Men

Average age: 34 years old

78% have a college degree or higher

They spend an average of 8.67 hours each week in fantasy sports bets

They spend an average of $111 in fees every year.

Sources and Credit: FTSA.org

 pg. 21

QUICK FACTS

About Fantasy Sports

Every Fantasy Sports business wants to target the audience most likely to do business with them. Our in-depth research shows that Fantasy Sports players follow every major sport and most play more than one kind of fantasy game per year. These same people are also checking more than one online source for stats, tips, and information. In other words, Fantasy Sports players are engaged and fully invested in their teams.

GROWTH OF FANTASY SPORTS PLAYERS

41.5 MILLION
PLAYERS IN 2014
19.7 MILLION
PLAYERS IN 2006
27 MILLION
PLAYERS IN 2009
33.5 MILLION
PLAYERS IN 2012

THE AVERAGE FANTASY SPORTS PLAYER

80% of all fantasy sports players are men.

34 is the average age

78.1% have a college degree or higher

Spends 8.67 hours consuming fantasy per week.

Football is the favorite fantasy sport among players.

41,000,000 people played fantasy sports in 2013 in the USA.

ANNUAL AVERAGE SPEND

$111

On average, fantasy sports players spend $111 on league related costs, single player challenge games, and league related materials over a 12 month period

MOBILE USAGE

30% of Fantasy Sports Players surveyed in 2011 used a mobile device to participate in fantasy sports. Among those that using a mobile device, fantasy sports players used a mobile device or app to:

Get scores of games (MLB, NHL, NBA, etc.)	69%
Access real-time fantasy games or player stats	67%
Get player news, information or injury reports	54%
Change their fantasy team's lineup, make trades, or conduct transactions	44%
Send messages or smack talk to other members of their fantasy league or game	14%
Access cheat sheets and ranking to help with drafts and auctions	13%

Competition

The Company has two kinds of competitors. The first is the bookmaker itself. The bookmakers and fantasy sports are “Uber versus Taxi”. The Company is sure that over the next few years, Bookmakers will lose a lot of users for sports bets since they bet their own users and results are based on a calculation model where users are sure to lose in the medium and long term. With fantasy sports it is “peer to peer”, the best win, and it is not based on any odds. Also, since bookmaking is illegal in the United States, the WagerGang Online Gaming Platform is a great opportunity to enter into this industry at the beginning of a new industry.

 pg. 22

A second competitor exists in fantasy sports

Only a few serious fantasy sport companies exist in the market right now, and they are all private companies. They are all profitable. have very steady growth. The most important thing is that no one has the same vision as the **WagerGang Online Gaming Platform.**

None of them is based on a social media engine. When you bet with your friend or with anyone online, every person would like to be able to follow a competitor or friend and interact as much as possible with them. Right now, trash talking. challenges and every social side is lost when you make a sports bet online. The **WagerGran Online Gaming Platform** will change that.

Fantasy sports users spend a lot of time each week for tending to their online gaming bets. so they want to interact with others in their competition. **The WagerGrang Online Gaming Platform** has the opportunity to take a big chunk of this emerging market and the **WagerGang Online Gaming Platform** Social Engine is today 80% ready. When the Company reaches its financing goal, the Company will be able to launch the **WagerGang Online Gaming Platform** within 6 months.

Remember when Facebook shifted Myspace? The **WagerGang Online Gaming Platform** may do the same thing to the other Fantasy sport websites.

The most popular Fantasy sports platforms are Fanduel and Draftking. The Company tested both of them very closely and the **WagerGang Online Gaming Platform** will have lot more social features than Fanduel or Draftkings.

Pricing

The Company will charge 10% user fees to the winner of a challenge. as it's the industries standard. The Company will also have other revenue streams from Online Advertisements and through other partnerships.

Advertising and Promotion

WagerGang Online Gaming Platform users will have a chance to publish their offered or taken challenges on their existing social media like Facebook, Twitter and a few others. To encourage them to publish their activities, the Company will give *WagerGang Points* each time a user publishes elsewhere. With *WagerGang Points*, users will be able to make free challenges with real money prices or order free goodies (with the *WagerGang* name on all the goodies of course ☺)

 pg. 23

The Company will also use Google ads and Facebook ads and other online ads. Since the Company is a fantasy sports platform and not a bookmaker, is allowed to use all of the most popular ads services.

Advancement

-Trademark is registered

-The WagerGrang Online Gaming Platform is 80% ready

-Negotiations with major sports leagues for partnerships has started

-Negotiations to acquire a small fantasy sport for NLHC have started

-Front end features chosen are at 80%

 pg. 24

B.

The Offering

The Company is offering a maximum of TEN MILLION Common Stock Shares at a price of $0.30 per Share, with all Shares having a value of $0.001.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s WagerGang Online Social Gaming Sports Platform products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) of ONE MILLION Common Stock Shares for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

F.

Common & Preferred Stock Shares

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common stock will be held as follows:

o

Company Founders

& Current Shareholders

66.7%

o

New Shareholders

33.3%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company has not issued any convertible securities.

 pg. 25

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

M.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

 pg. 26

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in North Lion Holding Corporation.

The Company	North Lion Holding Corporation is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 29 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of ONE HUNDRED Common Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $3,000,000 from Investors.  The securities being offered hereby consists of up to TEN MILLION COMMON Stock Shares of the Company, priced at $0.030 per Share subject to the Company’s discretion to increase the size of the offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLIION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Dividends	The Company has never paid a dividend on the Shares of the Company’s Common Stock and does not plan to do so in the foreseeable future.
Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

 pg. 27

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 2915 Ogletown Road. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was incorporated as a Delaware Stock Corporation in June 2014. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that North Lion Holding Corporation will operate profitably.

Overview:

The Company is the creator of the WagerGang Online Social Gaming Sports Platform, which is an innovative concept in the online gaming market, more specifically in the fantasy sports field. It will operate at the First Sports Betting Social Media Platform. Since inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff, and raising capital. Accordingly, the Company is considered to be in the developmental stage, since the Company has been devoting substantially all of its efforts to establishing the Company’s business and planned principal operations have not commended. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Over the next twelve months, the Company intends to focus on the commercialization of its Online Gaming Sports Gaming platform with the investment proceeds of this offering. The first step will be the launching of the WagerGang Website in approximately 6 months, with six months of marketing and advertising to grow the Company’s user and subscriber customer base.

Liquidity and Capital Reserves

As of December 1st, 2016, the Company had $100.00 USD in cash and total liabilities of $0.00. As of December 1st, 2016, the Company has incurred total expenses since inception of $75,000, related entirely to fees associated with this Offering. In Management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next twelve months. The Company is attempting to raise capital to proceed with its plan of operation as detailed in the Description of Business Section of this Offering. The Company hopes to raise a minimum of $300,000, and a maximum of $3,000,000 through this Offering. The Company believes that such funds will be sufficient to fund the Company’s expenses over the next twelve months.

The Company is highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because the Company is a development stage company with no operations to date, the Company would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company

 pg. 28

cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Vincent DeBlois

Chief Executive Officer& Chief Financial Officer

Mr. Deblois is a businessman with more than 14 years of experience. He built up and launched many businesses in the past. As a specialist in structural optimization of new businesses, he can be counted on with his vast knowledge in marketing, IT structure, e-commerce, financial and human resources management. In 2009 He started to work on creating one of the first biggest electronic cigarette brand in Canada. After a year of research and development, the company Zen Cigarette Inc. was officially launched in mai 2010, with Mr. DeBlois as President. He then spent the next two years to develop the company and increase its value. In 2012, the company open a branch in United States for various business advantages in the development of the brand. As Zen Cigarette Inc. Was finally sold in 2014, Mr. DeBlois decided to focus on a new project. With his partner Mr. Fortier, he created the NorthLionHolding Corporation. Since the inception, he spent all his time as President and CEO of the company. He mainly work on the principal project of the company, a fantasy sport platform named WagerGang. As President, his experience, knowledge and vision are major assets for the company.

Mr. Marc Fortier

Vice President & Director

Mr. Fortier is a businessman with many years of experience. He spent the year 2009 to 2010, to finish his Collegial studying attestation in Insurance at Cegep de Ste-Foy in Quebec City. He then worked from 2010 to 2012 as Damages Insurance Agent at Industrielle Alliance, one of the biggest Insurance company in Canada. With his strong skills for sales, marketing, and representation, he joined Zen Cigarette, Inc. as commercial director, in January 2012. Under his direction and help, the company grew and opened a head office in the United States to capture more business advantages. When Zen Cigarette Inc. was sold in the middle of 2014, he created North Lion Holding with his partner Mr. Deblois. He since acts as Vice-president and CAO of the company and he work on the main project of the company, a fantasy sport platform named WagerGang. From November 2014 to November 2015, Mr. Fortier was also Co-owner and Vice-president & general director of operation at Blackware Technologies Inc., a technology company that help all sizes of businesses to improve their IT structure and productivity. By the end of 2015, he finally sold back all his shares in Blackware Technologies Inc. and decided to work full time as CAO of North Lion Holding. His experience includes financial and personal resources management, in addition to new business operational starting structure and IT structure. Since 2015 until now, he spends all his time trying to build value in North Lion Holding and he's in charge of the administrative and accounting sides of the corporation

B. Significant Employees.   All Members of North Lion Holding Corporation as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of North Lion Holding Corporation listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 29

ITEM 11.   EXECUTIVE COMPENSATION.

In July of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of North Lion Holding Corporation will be entitled to receive an annual salary of:

Mr. Vincent DeBlois

CEO & CFO

$120,000

Mr. Marc Fortier

Chief Administrative Officer

$60,000

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 30

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed in June of 2014 as a Delaware Stock Corporation. Upon its formation, the Company issued TWENTY MILLION SHARES of Common Stock.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Vincent Deblois CEO & CFO North Lion Holding Corporation 16192 Coastal Highway Lewes, Delaware 19958	Common Stock: 16,200,000 Shares (81%) Preferred Stock: No Shares	Common Stock: 16,200,000 Shares (54.1%) Preferred Stock: No Shares
Mr. Marc Fortier Chief Administrative Officer North Lion Holding Corporation 16192 Coastal Highway Lewes, Delaware 19958	Common Stock: 3,200,000 Shares (16%) Preferred Stock: No Shares	Common Stock: 3,200,000 Shares (10.6%) Preferred Stock: No Shares
Seven Minority Shareholders North Lion Holding Corporation	Common Stock: 600,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 600,000 Shares (2%) Preferred Stock: No Shares
New Shareholders from this Offering North Lion Holding Corporation	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 10,000,000 Shares (33.3%) Preferred Stock: No Shares

 pg. 31

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority voting shareholders are Mr. Vincent DeBlois, the Company’s Chief Executive Officer & Chief Financial Officer; and Mr. Marc Fortier, the Company’s Chief Administrative Officer. These two Shareholders currently own the majority of the issued and outstanding controlling Common Stock of the Company. Consequently, these two shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. DeBlois and Mr. Fortier thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 32

ITEM 14. SECURITIES BEING OFFERED.

Common Stock Shares

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Deblois and Fortier, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to North Lion Holding Corporation and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delaware for agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

 pg. 33

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 50,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of December 1st, 2016 – 20,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.   None.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of December 1st, 2016, there were 20,000,000 shares of the Company’s Common Stock outstanding, which were held of record by approximately 9 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

 pg. 34

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 35

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delaware for agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF NEW CASTLE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the ground that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

it is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

 pg. 36

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

1.

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

2.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in New York State ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

3.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

4.

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

 pg. 37

5.

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

6.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

7.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

8.

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

•

The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

 pg. 38

9.

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

10.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 39

ITEM 16. ADDITIONAL INFORMATION REGARDING THE LEGALITY OF THE COMPANY’S OPERATIONS:

Daily fantasy sports is Legal by Federal Law in the United States and Also Legal in Canada.

Fantasy sports are, according to federal law, a game of skill, therefore they are not gambling. The law declaring fantasy sports are legal was first introduced in 1999 and the last action on it took place in 2006. The title of the law is the Internet Gambling Prohibition and Enforcement Act. Those looking for the cliff notes version specifically referencing fantasy sports can read below:

So it’s clear that our product is not illegal gambling

 pg. 40

FINANCIAL STATEMENTS SECTION:

 pg. 41

NORTH LION HOLDING CORP.

FINANCIAL STATEMENTS

CONTENTS:

Balance Sheet as of June 30, 2016	F-2

Statement of Operations for the period from July 17, 2014 to December 31, 2014 and for the Year Ended December 31, 2015 and the period from January 1, 2016 to June 30, 2016.	F-3

Statements of Stockholder's Deficit for the period from July 17, 2014 to December 31, 2014 and for the Year Ended December 31, 2015 and for the period from January 1, 2016 to June 30, 2016.	F-4

Statements of Cash Flows for the period from July 17, 2014 to December 31, 2014 and for the Year Ended December 31, 2015 and for the period from January 1, 2016 to June 30, 2016.	F-5

Notes to the Financial Statements	F-6

 pg. 42

 NORTH LION HOLDING CORP.

BALANCE SHEET

as of

ASSETS	Dec. 31, 2014	Dec. 31, 2015	June 30, 2016
	$	$	$
Current Assets:
Cash	13,670	(27)	(327)
Notes Receivable	243	0	0
Total Current Assets	13,913	(27)	(327)

Other Assets:
Website	3,000	3,000	3,000
Accumulated Depreciation	(500)	(1,500)	((2,000)

Total Other Assets	2,500	1,500	1,000

TOTAL ASSETS	16,413	1,473	673

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:	0	0	0

Total Current Liabilities	0	0	0
Total Liabilities	0	0	0

Stockholders’ Equity
Common Stock, 1500 Authorized and Issued	250	18,940	160
Common Stock, 20 001 000 Authorized and Issued
Paid In Capital
Prior Accumulated Retained Earnings		16,413	1,473
Current net profit (loss)	16,163	(33,630)	(960)
Less: Dividends

Total Shareholders’ Equity	16,413	1,473	673

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	16,413	1,473	673

The accompanying notes are an integral part of these financial statements.

 pg. 44

NORTH LION HOLDING CORP.

STATEMENT OF OPERATIONS

	From July 17, 2014 to December 31, 2014	From January 1, 2015 to December 31, 2015	From January 1, 2016 to June 30, 2016
	$	$	$

Revenue	75,301	9,733	0

Operating expenses:
General and Administrative	3,004	2,017	460
Executive Compensation	33,634	20,922	0
Professional Fees	20,389	18,558	0
Depreciation	500	1,000	500
Travel	1,611	623	0

Total operating expenses	59,138	43,120	960
Bad Debt		243

Net Profit (loss)	16,163	(33,630)	((960)

The accompanying notes are an integral part of these financial statements.

 pg. 45

NORTH LION HOLDING CORP.

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of June 24, 2014 (inception) to June 30, 2016

	Common Stock		Net Income (Loss)	Retained Earnings	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$	$
Beginning Balance, June 24, 2014 (Inception)	-	-
Issuance of Common Stock	901	250	-	0	250
Net Income	-		16,163		16,163

Ending Balance, December 31, 2014	901	250	-		16,413
Issuance of Common Stock	27	18,690			18,690
Net Loss	-		(33,630)		(33,630)

Ending Balance, December 31, 2015	928	18,940	(17,470)		1,473
Issuance of Common Stock	572	160			160
Net Loss	-		(960,0)		(960)
Split of Common Stock 13,334 per 1	20,001,000	-

Ending Balance, June 30, 2016	20,001,000	19,100	(18,427)		673

The accompanying notes are an integral part of these financial statements.

 pg. 46

NORTH LION HOLDING CORP.

STATEMENT OF CASH FLOWS

FROM THE PERIOD July 17, 2014 (INCEPTION) TO June 30, 2016

	From July 17, 2014 (Inception) to December 31, 2014	From January 1, 2015 to December 31, 2015	From January 1, 2016 to June 30, 2016
	$	$	$
Cash Flows from Operating Activities

Net Profit (loss)	16,163	(33,630))	'(960)
Depreciation	500	1,000	500

Net cash used in operating activities	16,663	(32,630)	((460)

Cash Flows from Financing Activities
Proceeds from note payable
Proceeds from sale of common stock	250	18,690	160
Net cash provided by Financing Activities	250	18,690

Cash Flows from Investing Activities
Purchase website costs	(3,000)
Payments from notes receivable	(243)
Bad Debt		243
Net cash provided by Investing Activities	(3,243)	243

Net Increase In Cash	13,670	(13,697)

Cash – Beginning	0	13,670	(27))
Cash – Ending	13,670	(27)	(327)

The accompanying notes are an integral part of these financial statements.

 pg. 48

Note 1 - Organization and Operations

NorthLionHolding Corp.

NorthLionHolding Corp. (the “Company”) was incorporated on June 24th, 2014 under the laws of the State of Delaware. The Company work as a management company.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Year-End

The Company elected December 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)

Assumption as a going concern : Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and

 pg. 50

liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

 pg. 51

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in

 pg. 52

the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

 pg. 53

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

 pg. 54

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

 pg. 55

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after June 30, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – Stockholder’s Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is 20,001,000 of Common Stock.

Common Stock

Upon formation the Company sold 1,473 shares of common stock to the president and vice-president of the Company for $410 and 27 shares of common stock to different shareholder, president's family member and close friends for $18,690. In 2016, The company splitted the 1,500 authorized and issued shares into 20,001,000 common shares with a ratio of 13,334 per 1.

  Note 5 – Related Parties Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Vincent Deblois	President

Marc Fortier

  Vice-President & secretary

Zen ecigarette inc. Company controled by the President and Vice-President

Note 6 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through June 30, 2016, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

 pg. 57

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 9th, 2016.

North Lion Holding Corporation

By: Mr. Vincent DeBlois

___/s/ Vincent DeBlois__________

Name: Mr. Vincent DeBlois

Title: Chief Executive Officer & Chief Financial Officer

___________________________________________________________________________

By: Mr. Marc Fortier

__/s/ Marc Fortier_____________________

Name: Mr. Marc Fortier

Title: Chief Administrative Officer

___________________________________________________________________________________

 pg. 58

North Lion Holding Corporation

16192 Coastal Highway

Lewes, Delaware 19958

http://www.NorthLionHolding.com

Company Direct: (418) 655-9734

SUBSCRIPTION AGREEMENT

Common Stock Shares 1 to 10,000,000

Subject to the terms and conditions of the shares of Common Stock Shares (the "Shares”) described in the North Lion Holding Corporation Offering Circular dated December 9th, 2016 (the "Offering"), I hereby subscribe to purchase the number of shares of Common Stock set forth below for a purchase price of $0.30 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "North Lion Holding Corporation" evidencing $0.30 for each share of Common Stock Subscribed, subject to a minimum of ONE HUNDRED COMMON STOCK SHARES ($30.00).

I understand that my subscription is conditioned upon acceptance by North Lion Holding Corporation Company Managers and subject to additional conditions described in the Offering Circular. I further understand that North Lion Holding Corporation Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of Common Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of Common Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 59

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ Common Stock Shares of North Lion Holding Corporation, with a par value per share of $0.001, at a purchase price of $0.30 (ZERO DOLLARS AND THIRTY CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between North Lion Holding Corporation, a Delaware Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to TEN MILLION Common Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at North Lion Holding Corporation, 16192 Coastal Highway, Lewes, Delaware 19958, along with a check payable to the order of North Lion Holding Corporation in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

 pg. 60

(a)

Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the North Lion Holding Corporation, 16192 Coastal Highway, Lewes, Delaware 19958, or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally,

 pg. 61

or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delaware for agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be

 pg. 62

entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

2

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

12.    Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

 pg. 63

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

North Lion Holding Corporation

By: ______________________________________________

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

 pg. 64

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 65

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 66

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 67

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

 pg. 68

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

 pg. 69

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 70

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 71

 pg. 72